EXHIBIT 3.2

GABLES REALTY LIMITED PARTNERSHIP
FIRST AMENDMENT TO
SEVENTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

This First Amendment is made as of June 17, 2004 by Gables GP, Inc., a Texas corporation, as general partner (the “General Partner”) of Gables Realty Limited Partnership, a Delaware limited partnership (the “Partnership”), and as attorney in fact for all limited partners of the Partnership pursuant to the Partnership Agreement (as defined below), for the purpose of amending the Seventh Amended and Restated Agreement of Limited Partnership of the Partnership dated July 31, 2003 (the “Partnership Agreement”). All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Partnership Agreement.

WHEREAS, each Person listed on Schedule 1 attached hereto (each a “Contributor”), has made the Capital Contribution to the Partnership set forth on such Schedule 1 opposite such person’s name in connection with that certain Contribution Agreement concerning the Property referred to in the Contribution Agreement, by and among Gables Realty Limited Partnership and the Contributors dated December 12, 2003.

WHEREAS, the General Partner desires to admit the Contributors to the Partnership as Additional Limited Partners.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Admission of Limited Partners.

Each Contributor has made the Capital Contribution set forth next to its name on Schedule 1. In consideration of this Capital Contribution and pursuant to Section 12.2.A of the Partnership Agreement, each Contributor is hereby admitted as an Additional Limited Partner of the Partnership.

     Pursuant to Section 12.2.B of the Partnership Agreement, the General Partner hereby consents to the admission of each Contributor as an Additional Limited Partner of the Partnership. Pursuant to Section 4.2.A of the Partnership Agreement, the General Partner hereby issues to each Contributor the number of units set forth next to each Contributor’s name on Schedule 1.

    The admission of each Contributor as an Additional Limited Partner of the Partnership shall become effective as of the date of this Amendment, which shall also be the date upon which the name of Contributor is recorded on the books and records of the Partnership. Such date shall be the first day as of which the Common Units issued hereby shall be deemed outstanding for purposes of Section 5.1.B of the Partnership Agreement.

Amendment to Partnership Agreement.

Pursuant to Section 14.1.B of the Partnership Agreement, the General Partner, as general partner of the Partnership and as attorney-in-fact for its Limited Partners, hereby amends the Partnership Agreement (i) by adding to and modifying Exhibit A thereto as in effect prior to this Amendment to reflect the admission of the Contributors as Additional Limited Partners and the other information set forth on Schedule 1 hereto, and (ii) by adding the following sentence to the end of Section 8.6.A thereof:

Notwithstanding the foregoing, with respect to those additional Units issued in accordance with the provisions of the amendment to this Agreement made as of June 17, 2004, the Redemption Right shall not be exercisable until on or after that date which is one (1) year after the date of such amendment.

The General Partner will promptly after the date hereof prepare a restated Exhibit A reflecting the effect of this Amendment.

Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

GENERAL PARTNER:

GABLES GP, INC.

By:	/s/ Joseph G. Wilber
Joseph G. Wilber, Vice President

LIMITED PARTNERS:

GABLES GP, INC. as attorney-in-fact for the Limited Partners

By:	/s/ Joseph G. Wilber
Joseph G. Wilber, Vice President

FIRST AMENDMENT TO PARTNERSHIP AGREEMENT

Schedule 1

Name, Address and Taxpayer I.D. of Additional Limited Partners	Number of Common Units	Capital Contribution
Name: Julian LeCraw, Jr. Address: 1575 Northside Drive Building 100, Suite 200 Atlanta, GA 30318 T.I.N.: ###-##-####	33,314	$1,080,706.16
Name: Michael E. Tompkins Address: 1575 Northside Drive Building 100, Suite 200 Atlanta, GA 30318 T.I.N.: ###-##-####	16,821	$545,673.24
Name: Lee Walker Address: 1575 Northside Drive Building 100, Suite 200 Atlanta, GA 30318 T.I.N.: ###-##-####	15,832	$513,590.08